Exhibit 99.1

Porch Group announces an update in HOA, its insurance carrier

SEATTLE, Sept. 5, 2023 (GLOBE NEWSWIRE) -- Porch Group, Inc. (“Porch”, “Porch Group” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing the home services and insurance industries, today announced that its insurance carrier, Homeowners of America Insurance Company (“HOA”), was placed under temporary supervision by the Texas Department of Insurance (“TDI”).

Porch disclosed in its second quarter 2023 earnings release that HOA had a reinsurance contract with White Rock Insurance SAC Ltd, an Aon subsidiary (“Aon White Rock”) for which Vesttoo Ltd (“Vesttoo”) arranged capital. Vesttoo is facing allegations of fraudulent activity in connection with collateral it and Aon White Rock were required to provide to HOA and certain other third parties. As a result of these allegations against Vesttoo, the Company recognized a $48.2 million charge in provision for doubtful accounts to reduce the net recorded balance receivable from the associated reinsurance contract. While the allegations first surfaced in July, the write-off was made in the June 30, 2023 financials. HOA is pursuing recovery for all losses and damages incurred. HOA held $192 million of unrestricted cash and investments as of June 30, 2023 and will continue to remain responsible and committed with respect to all claims and claim settlement expenses under its policies.

With this background, the Company announced today that HOA has been placed under temporary regulatory supervision by the TDI. The supervision order provides the TDI with more visibility and control during uncertain periods and to ensure there are sufficient plans to build capital surplus at the carrier. HOA continues to maintain management of the day-to-day operations of the company and its assets, including the writing of new business and renewals and the payment of claims, subject to the TDI’s supervision. The Company expects the supervision order to last for a period of time, until the TDI is sufficiently comfortable with HOA’s operations and financial position post-Vesttoo.

Since terminating its reinsurance agreement with Aon White Rock effective July 1, 2023, HOA has secured approximately $147 million in supplemental reinsurance coverage with third parties. This replaces approximately 84% of the reinsurance coverage that was in place under the now terminated agreement. Pending TDI approval, HOA plans to place additional reinsurance with Porch Group’s captive reinsurer. In addition, HOA will require additional capital to restore surplus, primarily driven by the Vesttoo matter, and is discussing its plans with the TDI. The Company held $358 million of unrestricted cash and investments at June 30, 2023, including $192 million at HOA, and $166 million in other Porch businesses and corporate.

“Vesttoo’s alleged fraudulent activity is an unfortunate event for insurance carriers and the reinsurance industry alike. That said, it is a one-time event that the Porch team has quickly reacted to and has done an excellent job of securing supplemental reinsurance coverage. HOA has historically produced strong results, and we look forward to working with the TDI and providing clarity on HOA’s plans for continued strength moving forward. We view TDI’s supervision order as a sensible action for a regulator to take given Vesttoo’s wide-spread impact on the insurance industry. We do not believe HOA is alone here as others have been impacted and are seeking recovery. We remain confident in our strategy and our team to deliver against our goals.” Matt Ehrlichman, Chief Executive Officer.

About Porch Group

Seattle-based Porch Group, Inc., the vertical software and insurance platform for the home, provides software and services to approximately 30,700 home services companies such as home inspectors, mortgage companies and loan officers, title companies, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch Group provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, warranty, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch Group, visit porchgroup.com or porch.com.

Investor Relations Contact:

Lois Perkins, Head of Investor Relations
Porch Group, Inc.
Loisperkins@porch.com

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, assumptions, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or similar expressions.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) expansion plans and opportunities, and managing growth, to build a consumer brand; (2) the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes; (3) economic conditions, especially those affecting the housing, insurance, and financial markets; (4) expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability; (5) existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations; (6) the Company’s reinsurance program, which includes the use of a captive reinsurer, the success of which is dependent on a number of factors outside management’s control, along with reliance on reinsurance to protect against loss; (7) the Company’s ability to obtain supplemental reinsurance coverage (whether from Porch Group, third parties, or a combination thereof) in order to maintain adequate coverage against excess losses and to satisfy regulatory or rating agency requirements, following the termination of its reinsurance contract with one of its external reinsurers due to allegations of fraudulent activity committed by such reinsurer, and uncertainty of the extent and significance of any effects on HOA and the Company due to such termination; (8) uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiatives, including the reciprocal restructuring, and other matters within the purview of insurance regulators; (9) reliance on strategic, proprietary relationships to provide the Company with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers; (10) the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner; (11) changes in capital requirements, and the ability to access capital when needed to provide statutory surplus; (12) the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance; (13) retaining and attracting skilled and experienced employees; (14) costs related to being a public company; and (15) other risks and uncertainties discussed in Part I, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2022, and in Part II, Item 1A, “Risk Factors,” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, as well as those discussed in subsequent reports filed with the Securities and Exchange Commission (“SEC”), all of which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.